EXHIBIT 99.3

From:	Franklin Templeton Investments
Investor Relations: Brian Sevilla, (650) 312-4091, brian.sevilla@franklintempleton.com
Corporate Communications:
Matt Walsh, (650) 312-2245, matthew.walsh@franklintempleton.com
Becky Radosevich, (212) 632-3207, rebecca.radosevich@franklintempleton.com
franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Templeton Investments Announces Acquisition of Alternative Credit Manager Benefit Street Partners

San Mateo, CA, October 25, 2018 – Franklin Resources, Inc. [NYSE: BEN], a global investment management organization operating as Franklin Templeton Investments (“Franklin Templeton”), today announced that it has entered into an agreement to acquire Benefit Street Partners L.L.C. (“BSP”), a leading alternative credit manager with approximately $26 billion in assets under management as of September 30, 2018. The acquisition will bolster Franklin Templeton’s alternative offerings and expand its robust fixed income capabilities to include an array of alternative credit strategies, at a time when investors are increasingly allocating capital to less liquid and higher yielding credit opportunities.

“We’re pleased to announce the acquisition of Benefit Street Partners and to welcome its seasoned and talented team,” said Greg Johnson, chairman and CEO of Franklin Templeton. “BSP’s differentiated approach to investing within the alternative credit space has resulted in a thriving business over the course of the last decade. The percentage of institutional investors expected to allocate to alternative credit for the long term is substantial, and this acquisition positions us well in a growing market. We are confident that BSP’s experience and capabilities, combined with Franklin Templeton’s global scale and extensive resources in more liquid credit investing, will enhance origination capabilities and increase our breadth and depth of expertise across the leveraged finance market.”

Established in 2008, BSP is based in New York, with five additional offices across the US. BSP offers a broad spectrum of investment capabilities to its investors, covering corporate performing and distressed private credit, structured credit and commercial real estate credit. The alternative credit asset class is seeing strong demand in a rising rate environment, with BSP generally focusing on high quality, primarily senior secured, floating rate debt. BSP’s senior management team has worked together for over two decades, at BSP and at another organization, and is supported by a deep bench of strategy leaders, portfolio managers and investment professionals with significant experience building institutional-quality businesses that have delivered strong results through multiple market cycles.

Tom Gahan, founder, CEO and CIO of BSP, said, “We believe Franklin Templeton is the perfect long-term partner for our business. Franklin Templeton’s pedigree, global reach and extensive investment capabilities will provide BSP with increased resources and investment opportunities. We look forward to collaborating with Franklin Templeton’s experienced team to continue to deliver market-leading risk-adjusted returns to our investors. We are grateful to our partners at Providence, who helped launch and support BSP over the past decade.”

Jenny Johnson, president and COO of Franklin Templeton, added, “Expanding our alternatives capabilities has been a strategic focus area for Franklin Templeton, and this acquisition will position us to capitalize on the growing and sought after alternative credit segment. We’re consistently seeing investors augment their traditional fixed income portfolios with alternative credit to enhance their risk/reward characteristics. BSP brings new alternative solutions within private credit that complement Franklin Templeton’s existing alternatives and fixed income capabilities to meet the evolving needs of our clients.”

Jonathan Nelson, founder and CEO of Providence, said, “BSP’s combination with Franklin Templeton makes strategic and economic sense for all stakeholders. We couldn’t be more proud of Tom and the team’s success in building a world-class credit business. This has been a great 10-year partnership, and we wish them continued success.”

This transaction is subject to customary closing conditions and we anticipate the transaction will close in Franklin Templeton’s second quarter of fiscal 2019. Following the acquisition, Franklin Templeton’s alternative offerings will represent more than $40 billion in assets under management.

Morgan Stanley & Co. LLC served as financial advisor to Franklin Templeton, and its legal counsel was Willkie Farr & Gallagher LLP. BofA Merrill Lynch served as BSP’s financial advisor on the transaction, and Skadden, Arps, Slate, Meagher & Flom LLP was its legal advisor.

Conference Call
Franklin Templeton will hold a conference call today at 11am ET to discuss its fourth quarter and fiscal year results, as well as the acquisition. Additional information on the acquisition can be found in the written earnings commentary at investors.franklinresources.com. The conference call will be led by Greg Johnson and Ken Lewis, CFO and executive vice president of Franklin Templeton, who will be joined by Tom Gahan and Richard Byrne, president of BSP.

About Benefit Street Partners
Benefit Street Partners L.L.C. is a leading credit-focused alternative asset management firm with approximately $26 billion in assets under management. BSP manages assets across a broad range of complementary credit strategies, including private/opportunistic debt, structured credit, high yield, special situations, long-short liquid credit and commercial real estate debt. Based in New York, the BSP platform was established in 2008 in partnership with Providence Equity Partners. For further information, please visit www.benefitstreetpartners.com.

About Franklin Templeton Investments
Franklin Resources, Inc. [NYSE:BEN] is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management to retail, institutional and sovereign wealth clients in over 170 countries. Through specialized teams, the company has expertise across all asset classes –including equity, fixed income, alternative and custom solutions. The company’s alternatives capabilities include private equity, hedge, commodities, real estate, infrastructure and venture capital strategies from Darby Overseas Investments, Franklin Real Asset Advisors, Franklin Venture Partners, K2 Advisors, Pelagos Capital Management, Templeton Global Macro and Templeton Private Equity Partners.

Franklin Templeton Investments’ more than 650 investment professionals are supported by its integrated, worldwide team of risk management professionals and global trading desk network. With offices in over 30 countries, the California-based company has more than 70 years of investment experience and over $717 billion in assets under management as of September 30, 2018. For more information, please visit investors.franklinresources.com.

About Providence Equity Partners
Providence is a premier global asset management firm with approximately $60 billion in assets under management across complementary private equity and credit businesses. Providence pioneered a sector-focused approach to private equity investing with the vision that a dedicated team of industry experts could build exceptional companies of enduring value. Since the firm's inception in 1989, Providence has invested in more than 180 companies and has become a leading equity investment firm focused on the media, communications, education and information industries. Providence is headquartered in Providence, RI, and also has offices in New York and London. For more information, please visit www.provequity.com.

Forward-looking statements
The statements contained herein may include prospects, statements of future expectations and other forward-looking statements that are based on management's current views and assumptions and involve known and unknown risks and uncertainties. Actual results, performance or events may differ materially from those expressed or implied in such forward-looking statements. Any forward-looking statements herein are made only as of the date of this press release, and the company assumes no obligation to update any information or forward-looking statement contained herein, except as required to be disclosed by law.

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Copyright © 2018. Franklin Templeton Investments. All rights reserved.

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